                                                                     EXHIBIT 4.1

                            STOCKHOLDERS' AGREEMENT


     THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of this 10th day of October 1995, by and among MILCOM INTERNATIONAL, INC., a Delaware corporation (the "Company"), the persons named as Investors in Exhibit A hereto (the "Investors"), the persons named as Other Stockholders in Exhibit B hereto (the "Stockholders").


                                R E C I T A L S

     A. Pursuant to that certain Stock Purchase Agreement, dated as of October 10, 1995, between the Company, the Investors and the Stockholders named therein (the "Purchase Agreement"), the Investors are, on the date hereof, acquiring 3,375,900 shares of the Company's Series A Preferred Stock, $.0001 par value per share (the "Series A Preferred Stock") and the Stockholders are causing the Company to redeem 3,375,900 shares of the Common Stock held by them of the issued and outstanding Common Stock of the Company, $.0001 par value per share (the "Common Stock").

     B. The Common Stock and the Common Stock which may be acquired by conversion of the Series A Preferred Stock is referred to collectively in this Agreement as the "Voting Stock."

     C. It is a condition to the obligations of the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

     D. Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.


                                   AGREEMENT

     In consideration of the foregoing and the agreements set forth below, the parties agree with each other, as follows:

     1.   Designated Representatives of the Investors.  The Investors will
          -------------------------------------------
designate, in writing, representatives who shall be authorized to act on their behalf with respect to all matters related to this Agreement (the "Designated Representatives"). The Company shall be entitled to rely, without further investigation, on the actions of the Designated Representatives. Summit Ventures IV, L.P. shall designate a representative for the three Summit partnerships and Crosspoint Venture Partners 1993 shall designate a representative for the two Crosspoint partnerships. The Designated Representatives will nominate the Investors' nominees for election to the Board of Directors as described in Section 2 below. The right to participate in the selection of nominees for election to the Board of Directors may be assigned by any Investor to a transferee of any of the Voting Stock purchased by such Investor except to an entity, or a person controlled by, under common control with or controlling such entity, which is or may become a direct competitor of the Company.

     2.   Board of Directors.  Upon request of the Designated Representative or
          ------------------
any Stockholder, the Board of Directors shall promptly, but in no event more than 30 days from the date of the request, either: call a meeting of the stockholders or solicit consents of stockholders for the election of directors. The Stockholders and the Investors agree to take all action necessary (including, without limitation, voting such number of shares of the Voting Stock and any other shares of equity securities of the Company now owned or hereafter acquired or controlled by them, calling special meetings of stockholders and executing and delivering written consents) and to use their respective best efforts as stockholders or directors of the Company to set the number of directors of the Company at seven (7), and to elect a Board of Directors which will consist of: (i) three directors designated by Alfonso Cordero and approved by the then existing Board of Directors, which designees shall not be affiliated with the Investors, the Company or the Stockholders, (ii) the new chief executive officer of the Company (who shall be acceptable to the Designated Representatives, Alfonso Cordero and Ki Nam) (iii) one director designated by the Designated Representative of Summit Ventures IV, L.P., which initial designee is Gregory M. Avis, (iv) one director designated by the Designated Representative of Crosspoint Venture Partners 1993, which initial designee is Rich Shapero and (v) Alfonso Cordero. Each director (including any replacement director) shall continue to serve as a director unless he resigns or is replaced pursuant to the terms of this Section 2. The party designating any member of the Board of Directors shall have the right to remove such designee and designate a replacement as pursuant to the terms of this Section 2. In the event of any vacancy on the Board of Directors, each Stockholder and each Investor covenants and agrees that it shall vote all of its Voting Stock in accordance with the procedure described above in order to fill such vacancy.

          The rights and obligations of all parties under this Section 2 shall terminate on the first to occur of (i) the day immediately prior to the closing of a Qualified Public Offering (as that term is defined in the Stock Purchase Agreement), (ii) seven (7) years after the date hereof, or (iii) at any time at which Investors hold fewer than 400,000 shares of Series A Preferred Stock.

     3.   Restrictions on Transfer of Shares.
          ----------------------------------

          3.1. Rights of First Refusal.
               -----------------------

               (a) Any Stockholder (the "Selling Stockholder") who proposes to sell, assign or otherwise transfer to a third party (the "Proposed Transferee") pursuant to a bona fide offer any or all shares of Voting Stock, except as provided in Section 3.3 below and except pursuant to any public offering, held by him or her (the shares the Selling Stockholder proposes to sell, assign or otherwise transfer being referred to herein as the "Offered Shares") shall notify the Company and the Stockholders in writing, not less than forty (40) days prior to the date upon which such sale, assignment or transfer is to take place, of the name of the Proposed Transferee; the number of shares involved; the purchase price or other consideration to be received by the Selling Stockholder for such sale, assignment or transfer; and the terms and conditions upon which such sale, assignment or transfer is to take place, including the terms of any deferred payment for the Offered Shares (the "Stockholder Notice"). The Stockholder Notice shall further state that the Company, then the Stockholders and finally the Investors may acquire all or any part of the Offered Shares for the price and upon the terms, including deferred payment, set forth therein in accordance with the provisions of this Agreement.

                    The Company shall have twenty (20) days after receipt of the Stockholder Notice in which to accept, in writing, the offer set forth therein to purchase all or part of the Offered Shares. The Company's notice of its acceptance or rejection of such offer (the "Company Notice") shall be delivered to the Investors and the Stockholders at the same time it is delivered to the Selling Stockholder. Notwithstanding anything contained in this Agreement, the Purchase Agreement, or any exhibit thereto, if the Company shall accept such offer, it shall have the right to purchase all the Offered Shares to which such acceptance applies.

                    Any Offered Shares as to which the Company shall not have so notified the Selling Stockholder, the Stockholders and the Investors of its intention to purchase within such twenty-day period may be purchased by the Stockholders as follows: each Stockholder shall have the right to purchase that number of such Offered Shares as is determined by multiplying the total number of such Offered Shares by a fraction, the numerator of which is the number of Voting Shares owned or deemed to be owned by such Stockholder, and the denominator of which is the number of Voting Shares owned or deemed to be owned by all the Stockholders as a group. The Stockholders shall have ten (10) days after receipt of the Company Notice in which to accept, in writing, the offer set forth therein to purchase all or part of the Offered Shares. The Stockholders' notice of their acceptance or rejection of such offer (the "Stockholders Notice") shall be delivered to the Investors at the same time that it is delivered to the Selling Stockholder. Notwithstanding anything contained in this Agreement, the Purchase Agreement or any exhibit thereto, if the Stockholders shall accept such offer, they shall have the right to purchase all the Offered Shares to which such acceptance applies. If one or more of the Stockholders does not so accept the offer for all such shares, the Company shall notify each of the remaining Stockholders who shall have the right to acquire the remaining Offered Shares, pro rata, in accordance with the number of Offered Shares they agreed to purchase, or as they may otherwise determine among themselves, such acceptance by the remaining Stockholders to be received by the Selling Stockholder not less than fifteen (15) days prior to the proposed date of sale, assignment or transfer to the Proposed Transferee as specified in the Stockholder Notice.

                    Any Offered Shares as to which the Stockholders shall not have so notified the Selling Stockholder and the Investors of their intention to purchase within such ten-day period after receipt of the Company Notice may be purchased by the Investors as follows: each Investor shall have the right to purchase that number of such Offered Shares as is determined by multiplying the total number of such Offered Shares by a fraction, the numerator of which is the number of Voting Shares owned or deemed to be owned by such Investor, and the denominator of which is the number of Voting Shares owned or deemed to be owned by all the Investors as a group. Each Investor shall have ten days after receipt of the Stockholders Notice in which to accept, in writing, the offer set forth therein to purchase all or part of the Offered Shares. The Investors' notice of their acceptance or rejection of such offer shall be delivered to the Selling Stockholder and the Company. Notwithstanding anything contained in this Agreement, the Stock Purchase Agreement, or any exhibit thereto, if the Investors shall accept such offer, they shall have the right to purchase all the Offered Shares to which such acceptance applies. If one or more of the Investors does not so accept the offer for all such shares, the Company shall notify each of the remaining Investors who shall have the right to acquire the remaining Offered Shares, pro rata, in accordance with the number of Offered Shares they agreed to purchase, or as they may otherwise determine among themselves, such acceptance by the remaining Investors to be received by the Selling Stockholder not less than two (2) days prior to the proposed date of sale, assignment or transfer to the Proposed Transferee as specified in the Stockholder Notice.

               (b) Failure of the Company or any Investor or Stockholder to exercise any option or to accept or reject an offer made to it under Section 3.1(a) in writing and within the time periods specified therein, shall be conclusively deemed a rejection thereof. Payment for and transfer of the Offered Shares to be purchased in accordance with Section 3.1(a) shall occur in the manner specified in the Stockholder Notice on the date upon which the proposed sale, transfer or assignment to the Proposed Transferee was to take place.

               (c) In the event the consideration (other than cash or cash equivalents), terms or conditions offered by the Proposed Transferee are such that the Company, the Investors or Stockholders may not reasonably be required to furnish the same consideration, terms or conditions, then the Company, the Investors or Stockholders, may purchase the Offered Shares for a cash amount determined by the Company's Board of Directors to be reasonably equivalent in value to the consideration offered by the Proposed Transferee based on the proposed terms and conditions.

               (d) Subject to Section 3.2, if an offer to the Investors and Stockholders is not accepted as provided in Section 3.1(a) as to all or part of the Offered Shares or paid for as provided in Section 3.1(b), the Selling Stockholder may thereafter, for a period of sixty (60) days from the date the offer was finally rejected or deemed rejected, which shall be the fortieth day following receipt by the Company of the Stockholder's Notice, sell, assign, or otherwise transfer the Offered Shares not purchased by the Company, the Investors and the Stockholders, to the Proposed Transferee upon the same terms and conditions as set forth in the Stockholder Notice subject to any other restrictions to such transfer which may still exist. Any Offered Shares may only be sold, assigned or otherwise transferred to the Proposed Transferee if the Proposed Transferee agrees to be bound by this Agreement.

               (e) The failure of any Investor, Stockholder or Company to exercise any option pursuant to this Section 3.1 shall not constitute a waiver of any of the provisions of this Agreement with respect to any proposed subsequent transfer of Voting Stock.

          3.2. Tag-Along Rights.  In addition to the rights granted to the
               ----------------
Investors in Section 3.1, except as set forth in Section 3.3 below, Investors and the Stockholders will have the following additional rights as to certain Offered Shares not sold to the Company, the Stockholders or the Investors pursuant to Section 3.1 (the "Remaining Shares"): Each Investor and Stockholder other then the Selling Stockholder will have the right to sell, on the terms and to the Transferee described in the Stockholder Notice, a number of Offered Shares multiplied by a fraction, the numerator of which will be the number of shares of Voting Stock owned or deemed to be owned by such Investor or Stockholder, and the denominator of which will be the sum of the number of shares of Voting Stock owned or deemed to be owned by the Investors and all Stockholders.

          3.3. Permitted Transfers.  Notwithstanding any other provision of this
               -------------------
Section 3, a Stockholder may transfer shares of Voting Stock by gift or sale, or upon death or permanent incapacity to his guardian, conservator, executor, administrator, trustees or beneficiaries of his will, spouse, children, stepchildren, grandchildren, parents, siblings or legal dependents, to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be such a person or persons or the Stockholders, to a partnership of which the partners shall be such a person or persons or the Stockholder or to another Stockholder, without first offering such shares of Voting Stock to the Company, the Stockholders or Investors pursuant to Section 3.1, or offering the Investors and the Stockholders the right to participate in such transfer pursuant to
Section 3.2, provided that (i) such
transferee agrees to become a party to this Agreement pursuant to Section 5.5, and (ii) such transfer is exempt from registration under the Securities Act of 1933. In addition, the Stockholders may transfer the "Repurchase Shares" to the Company pursuant to Section 4 hereof without first offering such shares to the Company, Investors or any Stockholders pursuant to Section 3.1, or offering the Investors or the Stockholders the right to participate in such transfer pursuant to Section 3.2.

          3.4. Invalid Transfers.  Any sale, assignment or other transfer of
               -----------------
Voting Stock by a Stockholder contrary to the provisions of this Section 3 shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the shares of Voting Stock sold, assigned or transferred for any purposes (including, without limitation, voting or dividend rights), unless and until the Selling Stockholder has satisfied the requirements of this
Section 3 with respect to such sale, assignment or other transfer. The Selling Stockholder shall provide the Company with written evidence that the requirements of this Section 3 have been met (other than for transfers allowed by Section 3.3 by delivery of a copy of the Stockholder Notice showing the date it was delivered to the Company and showing that the transfer occurred more than forty days and less than one hundred and ten days after such date) or waived by the Company and all of the Investors prior to consummating any sale, assignment or other transfer of shares of Voting Stock, and no shares of Voting Stock shall be transferred on the books of the Company until such written evidence has been received by the Company.

          3.5. Termination of Rights.  The provisions of this Section 3 shall
               ---------------------
terminate on the day immediately prior to the closing of a Qualified Public Offering.

     4.   Transfers Upon Exercise of Certain Options.
          ------------------------------------------

          Substantially concurrently herewith, the Company has established its 1995 Stock Option Plan (the "Plan") covering 1,292,410 shares of Common Stock. The Company, the Investors and the Stockholders have agreed that the first 700,000 options exercised pursuant to the Plan (whether or not such options represent the first 700,000 options granted under such plan) (the "Dilutive Options") shall be equally dilutive to all such parties, and that the exercise of any other options under the Plan (the "Non-Dilutive Options") shall only dilute the holdings of the Stockholders.

          Therefore, the parties acknowledge and agree that upon exercise of any Non-Dilutive Option, the Stockholders shall sell to the Company, and the Company shall purchase from the Stockholders, a number of shares of Common Stock equal to the number of shares of Common Stock issued upon the exercise of such Non-Dilutive Option (the "Repurchase Shares"). Each Stockholder shall sell to the Company his or her pro rata share (based upon such Stockholder's percentage ownership of Common Stock held by all Stockholders on the date hereof) of the Repurchase Shares. The aggregate purchase price for the Repurchase Shares shall be equal to the exercise price paid upon exercise of the Non-Dilutive Options and shall be paid out to the Stockholders in proportion to the percentage of Repurchase Shares sold by each Stockholder.

          The aggregate 592,410 shares of Common Stock of the Stockholders which initially are subject to becoming Repurchase Shares shall be represented by separate stock certificates (each a "Repurchase Certificate" and together the "Repurchase Certificates"). The Repurchase Certificates shall be held by the Secretary of the Company (the "Corporate Secretary") until such time as all of the Non-Dilutive Options have been exercised or lapsed (the "Termination Date"). Each Stockholder shall, substantially concurrently with the execution of this Agreement, execute in favor of the Corporate Secretary a power of attorney pursuant to which the Corporate Secretary shall have the power, upon exercise of a Non-Dilutive Option, to execute on behalf of such Stockholder a stock power transferring the appropriate number of shares of such Stockholder's Common Stock to the Company. Each such power of attorney shall state that it is irrevocable until the Termination Date, coupled with an interest and not to be affected by the disability or incapacity of the Stockholder. If and when Non-Dilutive Options are exercised, new Repurchase Certificates representing the shares of Common Stock still subject to becoming Repurchase Shares shall be issued in the respective names of the Stockholders and delivered to the Corporate Secretary to be held pursuant to the terms of this Section 4. If and when Non-Dilutive Options lapse or upon the cancellation of the portion of the Plan pertaining to the Non-Dilutive Options (which cancellation may be effected in the sole discretion of Al Cordero), (i) new Repurchase Certificates representing the shares of Common Stock still subject to becoming Repurchase Shares shall be issued in the respective names of the Stockholders and delivered to the Corporate Secretary to be held pursuant to the terms of this Section 4 and (ii) new stock certificates representing the shares of Common Stock no longer subject to becoming Repurchase Shares shall be issued in the respective names of the Stockholders and delivered to the Stockholders to be held pursuant to the other terms of this Agreement. In recognition of the fact that issuance of stock certificates on each lapse of Dilutive or Non-Dilutive Options may become cumbersome, the Company may wait a reasonable period of time before issuing the Repurchase Certificates and new stock certificates referenced in the immediately preceding sentence.

     5.   Miscellaneous.
          -------------

          5.1. Legend.  Each certificate representing Voting Stock owned by the
               ------
Stockholder shall state therein:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 10, 1995, BY AND AMONG THE COMPANY, THE STOCKHOLDERS AND INVESTORS NAMED THEREIN, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

          5.2. Notices.  All notices or other communications required or
               -------
permitted to be delivered hereunder shall be in writing signed by the party giving the notice to the Company at 17500 Gillette Avenue, Irvine, California 92714-5610, Attention: President, with a copy to Gregory M. Avis, Summit Partners, 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301, and to the other parties hereto at their respective addresses set forth in Exhibits A, B and C to this Agreement. The Company, a Stockholder or an Investor may at any time change the address to which notice to him shall be mailed by giving notice of such change to the Company and to the other parties, and such notice shall be deemed given when received by the other parties hereto.

          5.3. Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement. Without limitation of the foregoing, that certain Agreement dated June 5, 1986 between the Company and certain of the Stockholders is hereby mutually terminated and of no further force or effect.

          5.4. Amendments, Waivers and Consents.  Any provision in this
               --------------------------------
Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from persons holding or having the right to acquire more than 75% of (i) the Series A Preferred Stock, (ii) the Voting Stock, and (iii) shares of Voting Stock held by the Stockholders or their permitted transferees pursuant to
Section 3 hereof, and shall, in each such case, deliver copies of such consent in writing to any holders who did not execute the same.

          5.5. Binding Effect; Assignment.  This Agreement shall be binding upon
               --------------------------
and inure to the benefit of the personal representatives and successors of the respective parties hereto, except that the Company shall not have the right to assign its rights hereunder or any interest herein without obtaining the prior written consent of the Investors in accordance with Section 4.4 hereof, and the rights and interests of the Investors shall be assignable to transferees of the Voting Stock.

          5.6. General.  The headings contained in this Agreement are for
               -------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of the State of California.

          5.7. Severability.  If any provision of this Agreement shall be found
               ------------
by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

          5.8. Counterparts.  This Agreement may be executed in counterparts,
               ------------
all of which together shall constitute one and the same instrument.

          5.9. Attorneys' Fees.  In the event of any controversy, claim or
               ---------------
dispute among the parties hereto arising out of or relating to this Agreement, or breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                              COMPANY

                              MILCOM INTERNATIONAL, INC., a Delaware
                              Corporation


                              By: /s/ Alfonso G. Cordero
                                  -----------------------------
                                  Alfonso G. Cordero, President

                              STOCKHOLDERS


                              /s/ Alfonso G. Cordero
                              ---------------------------------------
                              Alfonso G. Cordero


                              /s/ Ki Nam
                              ---------------------------------------
                              Ki Nam


                              /s/ Sussanne Torretta
                              ---------------------------------------
                              Sussanne Torretta


                              /s/ Ernest Johnson
                              ---------------------------------------
                              Ernest Johnson


                              /s/ Charles Florman
                              ---------------------------------------
                              Charles Florman


                              /s/ Bill H. Doi
                              ---------------------------------------
                              Bill H. Doi


                              /s/ Arthur Cook
                              ---------------------------------------
                              Arthur Cook


                              /s/ Thomas Ha
                              ---------------------------------------
                              Thomas Ha


                              INVESTORS

                              SUMMIT VENTURES IV, L.P.

                              By:    Summit Partners IV, L.P., its General
                                     Partner
                                     By: Stamps, Woodsum & Co. IV, its General
                                         Partner


                                     By: /s/ Greg M. Avis
                                         ------------------------------------
                                         General Partner

                              SUMMIT VENTURES III, L.P.

                              By:    Summit Partners III, L.P., its General
                                     Partner
                                     By: Stamps, Woodsum & Co. III, its General
                                         Partner


                                     By: /s/ Greg M. Avis
                                         ------------------------------------
                                         General Partner


                              SUMMIT INVESTORS II, L.P.


                                     By: /s/ Greg M. Avis
                                         ------------------------------------
                                         General Partner


                              CROSSPOINT VENTURE PARTNERS 1993


                                     By: /s/ Rich Shapero
                                         ------------------------------------

                              CROSSPOINT VENTURE PARTNERS
                              ENTREPRENEURS 1993


                                     By: /s/ Rich Shapero
                                         ------------------------------------

                                   EXHIBIT A
                                   ---------

                               LIST OF INVESTORS
                               -----------------


Summit Ventures IV, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California  94301


Summit Ventures III, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California  94301


Summit Investors II, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California  94301


Crosspoint Venture Partners 1993
One First Street
Los Altos, California  94022


Crosspoint Venture Partners Entrepreneurs 1993
One First Street
Los Altos, California  94022

                                   EXHIBIT B
                                   ---------

                              LIST OF STOCKHOLDERS
                              --------------------


Alfonso G. Cordero
26862 Windsor Drive
San Juan Capistrano, CA  92675

Ki Nam
18626 Grayland
Artesia, 90701

Sussanne Torretta
10121 Constitution Drive
Huntington Beach, CA  92646

Ernest Johnson
P.O. Box 7976
Newport Beach, CA  92660

Charles Florman
414A Main Street
Port Jefferson, NY  11777

Bill H. Doi
13802 Tustin East Drive
Tustin, CA  92680

Arthur Cook
55 Greenfield
Irvine, CA  92714

Thomas Ha
8392 Satinwood Circle
Westminster, CA  92683

                                SPOUSAL CONSENT


          I _______________, the spouse of _______________, one of the
Stockholders named in the foregoing Stockholders' Agreement dated October ___, 1995 (the "Agreement") acknowledge that I have reviewed and understand the Agreement and the other transaction documents referred to therein expressly including the Stock Purchase Agreement and the Redemption Agreement each of even date therewith (the "Transaction Documents") and I hereby agree to be bound by each and every term and condition of the Agreement and the Transaction Documents to which my spouse is a party. I agree to sell any shares of Common Stock that I may have in the Company or any interest therein including, but not limited to, my community property interest in any of the shares of Common Stock on the terms and conditions stated in the Agreement and any of the other Transaction Documents. By my signature below, I hereby acknowledge that I have been advised to, and have had the opportunity to, seek independent legal counsel with respect to these matters.

          I ACKNOWLEDGE THAT I HAVE BEEN ADVISED TO HAVE THE AGREEMENT REVIEWED BY INDEPENDENT LEGAL COUNSEL AND TO CONSULT WITH SUCH COUNSEL REGARDING THE PROVISIONS AND RESTRICTIONS OF THE AGREEMENT AND THE TRANSACTION DOCUMENTS AND THEIR IMPACT ON ME. I ACKNOWLEDGE THAT I HAVE HAD FULL AND ADEQUATE OPPORTUNITY TO HAVE THE AGREEMENT REVIEWED BY INDEPENDENT LEGAL COUNSEL AND TO DISCUSS THIS AGREEMENT WITH SUCH COUNSEL.

          Dated this _____ day of October, 1995.



                                                ________________________________
                                                            Signature




                                                ________________________________
                                                            Print Name



                 [Spousal Consent to Stockholders' Agreement]